Exhibit n.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-2 of Oxford Lane Capital Corp. of our report dated May 25, 2012 relating to the financial statements of Oxford Lane Capital Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 9, 2012